SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 29, 2007

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01  Regulation FD Disclosure

On October 29, 2007, the Registrant announced the completion of a private placement to Fair Enterprise Limited (“Fair Enterprise”), a company that forms part of an estate planning vehicle for the family of Mr. Frank Stronach, the Registrant’s Chairman and Interim Chief Executive Officer. The full text of the press release disclosing the closing of the private placement to Fair Enterprises is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 8.01  Other Events

On October 29, 2007, the Registrant announced the completion of its previously disclosed private placement of 8,888,888 MEC Class A Subordinate Voting Stock (“MEC Class A Shares”) to Fair Enterprise at a price of $2.25 per MEC Class A Share, generating proceeds of $20 million.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

99.1	Copy of Press Release dated October 29, 2007.

In accordance with general Instruction B.2 to Form 8-K, the information being furnished under Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

November 1, 2007	by:	/s/William G. Ford
William G. Ford,
Secretary